Exhibit 99.4

AMENDED JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Amended Joint Filing Agreement as of the 1st day of November, 2023.

/s/ Ben M. Brigham
Ben M. Brigham

ANNE AND BUD OIL & GAS VESTED LLC

By:	/s/ Ben M. Brigham
Name:	Ben M. Brigham
Title:	Manager

ANNE AND BUD OIL & GAS UNVESTED LLC

By:	/s/ Ben M. Brigham
Name:	Ben M. Brigham
Title:	Manager

BCFP GP, LLC

By:	/s/ Ben M. Brigham
Name:	Ben M. Brigham
Title:	Co-Manager

BRIGHAM CHILDREN’S FAMILY LP
By:	BCFP GP, LLC, its General Partner

By:	/s/ Ben M. Brigham
Name:	Ben M. Brigham
Title:	Co-Manager